INDEPENDENT AUDITORS' REPORT

The Board of Directors
Seligman New Jersey Municipal Fund, Inc.

In planning and performing our audit of the financial statements of Seligman New Jersey Municipal Fund, Inc. (the "Fund") for the year ended September 30, 1998 (on which we have issued our report dated October 30, 1998), we considered its internal control, including control activities for safeguar ding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control. The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit perta in to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition. Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may be become inadequate because of changes in conditions or that the effectiveness of the des ign and operation may deteriorate. Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operati on of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 1998. This report is intended solely for the information and use of management, the Board of Directors of Seligman New Jersey Municipal Fund, Inc., and the Securities Exchange Commission.

October 30, 1998

/s/ DELOITTE & TOUCHE, LLP
--------------------------